UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2011 (October 25, 2011)

OPTIMUMBANK HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Florida	000-50755	55-0865043
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2477 East Commercial Boulevard, Fort Lauderdale, FL 33308

(Address of Principal Executive Offices) (Zip Code)

954-776-2332

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

Stock Purchase Agreement with Moishe Gubin

On October 25, 2011, OptimumBank Holdings, Inc. (the “Company”) entered into a stock purchase agreement (the “Stock Purchase Agreement”) with Company director Moishe Gubin (“Gubin”), pursuant to which Gubin has agreed to purchase, subject to certain conditions, for $2.7 million in cash, newly issued shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), at a purchase price of $.40 per share (the “Transaction”). Upon consummation of the transactions contemplated by the Stock Purchase Agreement (the “Closing”), the Company will issue to Gubin 6,750,000 shares of Common Stock, in addition to 1,800,000 shares of stock purchased by Gubin in the Private Placement described below. Following the Transaction and the Private Placement described below, it is anticipated that Gubin will own 8,550,000 shares, or approximately 30% of the Company’s outstanding Common Stock. The Closing is subject to various closing conditions, including, among others, the consummation of the Company’s sale of a minimum of 20,000,000 shares at $.40 per share of the Common Stock (equal to minimum proceeds of $8 million) in the Private Placement described below, and the receipt of certain required governmental and regulatory approvals, including the approval of the Federal Reserve Board and the Florida Office of Financial Regulation. The Company intends to contribute a substantial amount of the net proceeds from the Transaction as new capital into its wholly-owned bank subsidiary, OptimumBank.

The Stock Purchase Agreement may be terminated by the Company or Gubin if the closing does not occur by February 28, 2012, but not by either party whose failure to perform any obligations under the agreement required to be performed on or prior to such date has been the cause of, or results in, the failure of the Transaction to close on or before such date.

The Stock Purchase Agreement contains customary representations and warranties by the Company.

Registration Rights Agreement with Moishe Gubin

Pursuant to the terms of the Stock Purchase Agreement, the Company has agreed to provide Gubin with certain registration rights (the “Gubin Registration Rights Agreement”). Under the Gubin Registration Rights Agreement, the Company has agreed to file a registration statement on Form S-3 as soon as practicable after the Closing with respect to the Common Stock sold in the Transaction, and to use reasonable best efforts to make such registration statement become effective. The Company is required to maintain this registration statement continuously in effect until all such shares have been sold or become eligible for sale without restrictions under Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The registration rights are subject to the right of the Company to delay registration to avoid disclosure of material nonpublic information. The holder of registrable securities must comply with certain standard provisions facilitating the filing and effectiveness of the registration statement as well.

The foregoing descriptions of the Transaction and the terms of the Stock Purchase Agreement and Gubin Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Stock Purchase Agreement and the Gubin Registration Rights Agreement filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K (this “Report”) and incorporated herein by reference.

Private Placement Offering and Registration Rights Agreement with Investors

On October 27, 2011, the Company completed an $8.3 million common stock offering in a private placement (the “Private Placement”) to individual accredited investors (“Investors”), including approximately $1.9 million to members of its Board of Directors. The Private Placement consisted of the sale of 20,639,250 shares of common stock at $.40 per share. The Company shareholders approved the terms of the Transaction and the Private Placement as required by Nasdaq Listing Rule 5635 at a special shareholders’ meeting held on September 28, 2011.

In connection with the Private Placement, the Company has agreed to grant each Investor certain registration rights under the terms of a registration rights agreement (the “Investor Registration Rights Agreement”). Under the terms of the Investor Registration Rights Agreement, the Company has agreed to file a registration statement on Form S-3 as soon as practicable after the closing with respect to the Common Stock sold in the Private Placement, and to use reasonable best efforts to make such registration statement become effective. The Company is required to maintain this registration statement continuously in effect until all such shares have been sold or become eligible for sale without restrictions under Rule 144 promulgated under the Securities Act. The registration rights are subject to the right of the Company to delay registration to avoid disclosure of material nonpublic information. The holder of registrable securities must comply with certain standard provisions facilitating the filing and effectiveness of the registration statement as well.

The foregoing description of the Investor Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Investor Registration Rights Agreement filed as Exhibit 10.3 to this Report and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this report is incorporated herein by reference. The Transaction and the Private Placement were not registered under the Securities Act, in reliance on the exemption provided by Rule 506 of Regulation D promulgated thereunder.

Item 8.01. Other Events.

On October 31, 2011, the Company issued a press release announcing the Stock Purchase Agreement and the completion of the Private Placement. A copy of the press release is included as Exhibit 99.1 to this Report and is incorporated herein by reference.

Forward-Looking Statements

This report contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statement. These factors include the following: inability to consummate the proposed transactions with Gubin on the terms contemplated in the Stock Purchase Agreement; failure to receive regulatory approval for the Transaction; inability to continue as a going concern; inability to raise additional capital on acceptable terms or at all; failure to maintain adequate levels of capital and liquidity to support our operations; the effect of regulatory orders we have entered into and potential future supervisory action against us or OptimumBank; general economic and business conditions internationally, nationally and in those areas in which we operate; volatility and deterioration in the credit and equity markets; changes in consumer spending, borrowing and savings habits; availability of capital from private and government sources; demographic changes; competition for loans and deposits and failure to attract or retain loans and deposits; fluctuations in interest rates and a decline in the level of our interest rate spread; risks of natural disasters related to our real estate portfolio; failure to attract or retain key employees; changes in governmental regulation, including, but not limited to, any increase in FDIC insurance premiums; ability to receive regulatory approval for OptimumBank to declare dividends to the Company; adequacy of our allowance for loan losses, credit quality and the effect of credit quality on our provision for credit losses and allowance for loan losses; changes in the financial performance and/or condition of our borrowers and the ability of our borrowers to perform under the terms of their loans and other terms of credit agreements; our ability to control expenses; and changes in securities markets.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Stock Purchase Agreement, dated as of October 25, 2011, between OptimumBank Holdings, Inc. and Moishe Gubin

10.2	Form of Registration Rights Agreement between OptimumBank Holdings, Inc. and Moishe Gubin

10.3	Form of Registration Rights Agreement between OptimumBank Holdings, Inc. and Investors

99.1	Press Release issued October 31, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 31, 2011	By:	/s/ Richard L. Browdy
Richard L. Browdy President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Stock Purchase Agreement, dated as of October 25, 2011, between OptimumBank Holdings, Inc. and Moishe Gubin

10.2	Form of Registration Rights Agreement between OptimumBank Holdings, Inc. and Moishe Gubin

10.3	Form of Registration Rights Agreement between OptimumBank Holdings, Inc. and Investors

99.1	Press Release issued October 31, 2011